Exhibit 99.3

NEW YORK, November 18, 2013 — Silvercrest Asset Management Group Inc. (SAMG) reports that G. Moffett Cochran, the Company’s Chairman and Chief Executive Officer, has entered the hospital in critical condition as a result of his previously disclosed medical condition.

About Silvercrest Asset Management

Silvercrest Asset Management Group was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Los Angeles, Boston and Charlottesville, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors. As of September, 2013, the firm reported assets under management of $14.6 billion.

Investor Relations Contact:

Richard R. Hough III

President and COO

212.649.0727

rhough@silvercrestgroup.com

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM